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                                                           Exhibit 10(ff)

                             CONSULTANT AGREEMENT

THIS CONSULTANT AGREEMENT (this "Agreement") is effective as of the 9th of June, 1997 by and between BASE TEN SYSTEMS, INC., a New Jersey corporation (the "Company") and RTS Research Lab, Inc. (RTS), a New York corporation, having an address at Mountainside Trail, Peekskill, New York 10566 ("Consultant").

   WHEREAS, Consultant is in the business of providing investment and investor relations advice and, through its principal, Alexander M. Adelson ("Adelson"), is knowledgeable concerning the Company and its affairs;

   WHEREAS, the Company desires that Adelson's experience and knowledge should continue to be available to the Company and its subsidiaries; and

   WHEREAS, Consultant is willing, through Adelson, to provide consulting and investor relations advice and services to the Company, and Adelson is willing to remain available to the Company in accordance with the terms hereinafter set forth;

   NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Duties of the Consultant

Effective June 9, 1997 the Company hereby retains Consultant, and Consultant agrees to serve the Company, upon terms and conditions hereinafter set forth.

1.1 The Consultant shall serve as the Company's Investment Relations person providing investors and members of the financial community explanations and clarifications of the Company's plans and performance based on publicly released information by Management.

1.2 The Consultant shall keep Management and the Board of Directors informed as to the response to Company performance and plans based on frequent contacts with the investment community and shareholders.

1.3 The Consultant shall conduct seminars and presentations of previously released public information with members of the financial and investment communities for the purpose of making the widest distribution of such information.

1.4 Acting in its capacity as an advisor to the Board of Directors on methods of raising capital as required by the Board of Directors and making use of its relationships with members of the financial community, the Consultant shall, always under the supervision and control and with the approval of the Chief Executive Officer ("CEO") develop and implement programs to acquire such capital, subject to any and all required approvals of such capital raising programs by the Board of Directors.

1.5 The Consultant shall supervise the activities of the Company's Financial Public Relations agency and assure their compliance with applicable laws of disclosure of information to the investor community.

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1.6  Although it shall assume no executive authority, the Consultant shall take an active role in the development of marketing strategies for the Company's Medical Technology Division products and advise the CEO as to how best to implement those strategies and any other duties in the Marketing area agreed to between the CEO and RTS.

1.7 The Consultant shall act for the Company in assisting the uPACS LLC in the development and implementation of marketing strategies and practices.

1.8 The Consultant shall take an active role in the search for potential acquisitions and when authorized by the Board of Directors participate in the negotiations leading to a favorable agreement.

1.9 The Consultant shall work together with the Company's market makers to maintain a flow of public information to shareholders and potential shareholders.

1.10 The Consultant shall attend meetings with shareholders and other members of the financial community which are held at the Company's premises and act to provide public information and assist in the demonstration and explanation of the Company's product capabilities.

1.11 In cases where non-public information is to be disclosed to potential investment banking partners the Consultant shall make certain that proper non-disclosure agreements have been consummated.

1.12 In cases where the Company has consummated a private offering the Consultant shall maintain close relationships with the purchaser(s) to provide public information regarding the Company's plans and performance on a timely basis.

2. Compensation

2.1 The Consultant shall be compensated at the rate of $257,500 per annum. If mutually agreed, the Consultant will accept options in lieu of cash at the rate of one option for each $2.00 of compensation.

2.2 The Consultant shall receive a "success fee" in the event it is successful in arranging for additional financing in each case as specifically requested and authorized in advance in writing by the Board of Directors. The "success fee", which is subject to the approval of the Board of Directors in each occasion of fund raising, shall generally be in accordance with the following formula:

For capital formation the "success fee" shall be 1% of the net funds to be received by the Company after all expenses and commissions except for the "success fee", plus one Warrant at Market Value on the date of Closing for each $200 in net funds to be received by the Company.

In the event that the Consultant is authorized by the Board of Directors to assist the Company in the acquisition of another Company, the Consultant will receive a "success fee" equal to 1/2% of the fair market value of the net consideration paid by the Company in such acquisition in cash upon the successful closing and consummation of the transaction.

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The Consultant, if approved by the Board of Directors, shall receive a
"success fee" of $100,000 if the Company, or one of its divisions, is merged with or acquired by another Company.

2.3 In no case shall the Consultant be entitled to receive more than $200,000 in "success fees" in any given 18 month period, and in the event transaction is consummated in any such 18 months period which would otherwise entitle Consultant to an amount greater than $200,000, the total "success fee" should be $200,000.

2.4 The Consultant shall be reimbursed for all expenses incurred on behalf of the Company in the pursuit of his duties but shall account for all expenses in a manner acceptable to the Company from time to time. The Consultant shall not incur extravagant expenses in any regard and is limited to economy class air travel.

2.5 The Consultant (Adelson) employed by RTS shall receive 15,000 Warrants on each of the three anniversary dates of this Agreement at the closing price of the Company's Class A stock as quoted on NASDAQ NMS. Such Warrants are subject to Shareholder approval. In addition, RTS shall receive an annual reimbursement of $5,000 to cover the excess mileage costs on its leased automobile used for Base Ten business.

2.6 Neither the Consultant nor Adelson shall be entitled to any other compensation or success fees of any kind, whether previously negotiated or not, except for compensation due the Consultant for its part in the consummation of the uPACS LLC agreement of May 1, 1997.

3. Term

3.1 The term of this agreement is three years during which compensation noted above shall not be changed except by mutual agreement of the parties.

3.2 The CEO is empowered at any time to eliminate or reduce the scope of any of the duties described above.

3.3 This agreement can be terminated without cause at any time prior to its stated termination date. If this agreement is terminated without cause at any time prior to its stated termination date, the Consultant will receive $257,500 plus any compensation owed at the time the agreement is terminated.

3.4 This agreement can be terminated with cause at any time. If termination is for cause then only those services owed at the time of termination shall be due and payable to Consultant. "Cause" shall mean:

   (1) any breach of this Agreement by Consultant,

   (2) fraud, dishonesty, or unusual conduct, conduct in violation of NASD or SEC rules or practices by Consultant or any of its employees or principals (including Adelson) or any act or omission by Consultant or any of its employees or principals (including Adelson) which the Board reasonably determines to be materially injurious to the Company, or

   (3) if at any time Adelson dies or is not available to principally perform the services of Consultant hereunder for any reason whatsoever.


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4. Relationship Between The Parties.

4.1 The relationship of Consultant to the Company and any subsidiary of the Company shall be that of independent contractor. Consequently, Consultant shall have no authority and shall not assume to act for or on behalf of the Company or any subsidiary of the Company without its express written approval. Consultant shall not be considered as having employee status for any purpose, including the purpose of any employee benefit plan applicable to the Company's employees or employees of any subsidiary of the Company.

4.2 Consultant and Adelson are each solely responsible for the payment of all tax liabilities and the filing of all tax returns and reports with respect to the amounts paid to Consultant under Section 4 hereof, and Consultant and Adelson each agrees to indemnify the Company, its officers and directors for any liability imposed on them or each of them arising out of his failure to pay such taxes or his assertion of the failure of the Company to withhold taxes from the payments made pursuant to Section 2 hereof.

5. Confidential Information And Duty Of Nondisclosure.

Consultant and Adelson each acknowledges and agrees that its or his prior contact with the Company and its or his retention by the Company pursuant to this Agreement necessarily involves its or his access to certain secrets and confidential information pertaining to the business of the Company and its subsidiaries. Accordingly, each of Consultant and Adelson agrees that at all times during the term of this Agreement and thereafter, neither it nor he will directly or indirectly, without the express authority of the Company unless directed by applicable legal authority having jurisdiction over Adelson, disclose to or use for the benefit of any person, firm, corporation or other business entity, or himself, any files, secrets, proprietary information or other confidential information concerning the Company or any subsidiary of the Company, including, without limitation, any information concerning their past, present or prospective clients, creditors, customers, operations, trade secrets, systems, technology, software or methods.
Further, Consultant and Adelson each agrees that neither it nor he will directly or indirectly, remove or retain, any figures, calculations, letters, papers, records, documents, instruments, drawings, designs, programs or any copies thereof, or any information of any type or description, however such information might be obtained or recorded and on whatever medium such information may be contained, arising out of or in any way relating to the business of the Company or any subsidiary of the Company or obtained as a result of or in connection with its or his contact with the Company, or current retention under this Agreement, heretofore, by the Company or any subsidiary of the Company; provided that it or he may use any such proprietary information which has (but solely limited to the extent it has) specifically been disclosed to the public other than by a violation of this Agreement. Consultant and Adelson each acknowledges that all of the foregoing constitutes proprietary information, which is the exclusive property of the Company and its subsidiaries.

6. Covenant Not To Compete.

6.1 During the term of this Agreement, Consultant and Adelson each agrees not to directly or indirectly, whether individually or acting as employee, investor, officer, partner, principal or otherwise of any corporation or other entity, engage, within the United States of America, Canada or any of their territories, possessions or protectorates, or in any country which is in the European Common Market, in any activity involving products or services or both products and services to those products and


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services of the Company or any of its subsidiaries, as such products and services exist on the date hereof or during the Consultantcy Term.

6.2 During the term of this Agreement, and for one year thereafter, neither Consultant nor Adelson shall directly or indirectly, whether individually or acting as an employee, owner, partner, investor, officer, director, independent contractor, supplier, consultant, principal or otherwise of any corporation or other business entity:

solicit or otherwise contact for the purpose of providing by sale or otherwise any product which is similar to or competitive with any product sold or considered for sale by the Company, a corporation or business entity (or any individual who exercises management or administrative or purchasing authority over such facility or entity) which at any time during the term of this Agreement, or which Adelson knows or has reason to believe (at the time of such contact or solicitation) has proposed to purchase, purchased or contracted with the Company or any subsidiary of the Company for the purchase of any service or product provided by the Company or any subsidiary of the Company; or

Notwithstanding the foregoing provision of this subparagraph 6.2, Consultant and Adelson may act in any capacity whatsoever (A) if expressly consented to or approved of in writing by the Company, (B) by participation in any investment or mutual fund over which Adelson has no authority to make or influence investment decisions with respect to the securities or other investments made by such investment or mutual fund, (C) as a vendor to the Company, (D) on behalf of a newly formed company which is not a successor to or related to or affiliated with any prior or then current competitor of the Company and which itself is not a competitor to the Company, or (E) arising solely out of Adelson being the owner of 5% or less of the securities of any publicly held corporation.

6.3 The parties hereto agree that in the event that either the length of time or the geographical areas set forth in Sections 6.1 or 6.2 above are held invalid or unforeseeable as being too restrictive by any court, the court may reduce such restrictions to those which it deems reasonable under the circumstances.

6.4 Consultant and Adelson each agrees and acknowledges that the Company and any of its subsidiaries do not have an adequate remedy at law for the breach or the threatened breach by Adelson of the covenants under this Section 6 and agrees that the Company or any subsidiary of the Company shall be entitled to injunctive relief (without the need to post bond or similar surety) to restrain from such breach or threatened breach in addition to all other remedies which might be available to the Company or any subsidiary of the Company at law or in equity.

6.5 The obligations expressed in Section 5 and 6 hereof shall be in addition to any other obligations imposed by law upon Consultant and Adelson with respect to the Company or any subsidiary of the Company.

7. Notices.


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For the purposes of this Agreement, notices and all other communication provided for in this Agreement shall be effective and shall be deemed to have been duly given if the same is in writing and when delivered or mailed by first class mail, postage prepaid, addressed as follows:

If to the Company:      Base Ten Systems, Inc.
                        One Electronics Drive
                        Trenton, New Jersey 08619
                        Attention:  M. M. Kranzler, Chairman & CEO

If to Adelson:          RTS Research Lab, Inc.
                        Mountainside Trail
                        Peekskill, NY  10566
                        Attention: Alexander M. Adelson, President


8.  Assignment/Binding Effect.

The duties and obligations of hereunder are not assignable by him without the written consent of the Company. The Company may assign its rights hereunder to any affiliated or successor corporation, including a successor through the purchase of all or substantially all of the Company's assets. This Agreement and the rights hereunder shall be binding upon and inure to the benefit of and be enforceable by (i) the personal or legal representatives, executors, administrators, successors, distributees, devisees and legatees, of Consultant and Adelson, and (ii) the successors and assigns of the Company.

9.  Integration.

This Agreement represents the entire understanding of the parties with respect to the subject matter hereof. This Agreement supersedes all other agreements, contracts, understandings and other arrangements, written or oral, between the parties, all of which are hereby terminated and shall be of no further force or effect, including without limitation, any employment contracts, agreements or understandings in effect as of the date hereof.

10. Miscellaneous.

No provision of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing signed by Adelson and such officer of the Company as may be specifically designated by the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or in compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time. No representations, oral or otherwise; express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New Jersey without regard to conflict of law principles. This Agreement may be executed in counterparts, each of which shall be deemed a duplicate original, all of

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which shall be deemed to be one in the same instrument. In the event of any dispute arising out of this Agreement, each of the Company, the Consultant and Adelson hereby agree that the Federal and State courts of the State of New Jersey shall have sole and exclusive jurisdiction over such disputes.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year first set forth above.

All of the foregoing Agreement is      BASE TEN SYSTEMS, INC.
consented to and approved:

ALEXANDER M. ADELSON                   By: /s/ M. Kranzler
                                          ---------------------------
/s/ Alexander M. Adelson               Name:  M. Kranzler
-----------------------------(L.S.)         -------------------------
                                       Title: President
                                             ------------------------

                                       RTS RESEARCH LABS, INC.

                                       By: /s/ Alexander M. Adelson
                                          ---------------------------
                                          Alexander M. Adelson
                                          President


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